SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant     [ X ]

Check the appropriate box:
[    ]  Preliminary Proxy Statement
[     ]  Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[     ]  Definitive Proxy Statement
[ X ]  Definitive Additional Materials
[     ]  Soliciting Material Pursuant to Rule 14a-2

ROYALE ENERGY, INC.
(Name of Registrant as Specified in its Charter)

Filed on Behalf of the Board of Directors
(Name of Person(s) Filing Proxy Statement,
if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ]  No fee required.
[     ]  Fee computed on table below per Exchange Act Rules 14a6(i)(1) and 0-11.
[     ]  Fee paid previously with preliminary materials.
[     ]  Check box if any part of fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

ROYALE ENERGY, INC.
7676 Hazard Center Drive
Suite 1500
San Diego, California 92108
619-881-2800

June 3, 2010

Dear shareholders;

Recent changes in the SEC’s proxy rules for all public company meetings has resulted in a smaller than normal number of shareholders returning proxy material.  The result for Royale is that a quorum may not be established for our upcoming annual meeting.

For beneficial shareholders, your broker or nominee is not permitted to exercise voting discretion with respect to many matters to be acted upon, including election of directors. If you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be considered as present and entitled to vote with respect to those matters.

We value your participation in the governance process, and request your participation. You are welcome to attend the meeting in person or you participate by returning your proxy before 10:00am Friday, June 4, 2010.

Proxy material may be returned by faxing the vote card to 631-254-7622, or emailing it to ir@royl.com.

Thank you for your participation.

Royale Energy Inc.

Board of Directors